Exhibit 21.1

THE BANK OF NEW YORK MELLON CORPORATION
PRIMARY SUBSIDIARIES
DEC. 31, 2022

The following are primary subsidiaries of The Bank of New York Mellon Corporation as of Dec. 31, 2022 and the states or jurisdictions in which they are organized. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of Dec. 31, 2022, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

•BNY Capital Markets Holdings, Inc. – State of Incorporation: New York
•BNY International Financing Corporation – Incorporation: United States
•BNY Mellon Capital Markets, LLC – State of Organization: Delaware
•BNY Mellon Fund Management (Luxembourg) S.A. – Incorporation: Luxembourg
•BNY Mellon Fund Managers Limited – Incorporation: England
•BNY Mellon IHC, LLC – State of Organization: Delaware
•BNY Mellon International Asset Management Group Limited – Incorporation: England
•BNY Mellon International Asset Management (Holdings) Limited – Incorporation: England and Wales
•BNY Mellon Investment Adviser, Inc. (formerly The Dreyfus Corporation) – State of Incorporation: New York
•BNY Mellon Investment Management EMEA Limited – Incorporation: England
•BNY Mellon Investment Management Europe Holdings Limited – Incorporation: England
•BNY Mellon Investment Management (Jersey) Limited – Incorporation: Jersey
•BNY Mellon Investments Limited – Incorporation: England
•BNY Mellon, National Association – Incorporation: United States
•Insight Investment Management (Global) Limited – Incorporation: England
•Insight Investment Management (Europe) Limited (formerly Insight Investment
Management (Ireland) Limited) – Incorporation: Ireland
•Insight Investment Management Limited – Incorporation: England
•MBC Investments Corporation – State of Incorporation: Delaware
•PAS Holdings LLC – State of Organization: Delaware
•Pershing Advisor Solutions LLC – State of Organization: Delaware
•Pershing Group LLC – State of Organization: Delaware
•Pershing Holdings (UK) Limited – Incorporation: England
•Pershing Limited – Incorporation: England
•Pershing LLC – State of Organization: Delaware
•Pershing Securities Limited – Incorporation: England
•The Bank of New York Mellon – State of Organization: New York
•The Bank of New York Mellon (International) Limited – Incorporation: England
•The Bank of New York Mellon SA/NV – Incorporation: Belgium
•The Bank of New York Mellon Trust Company, National Association – Incorporation: United States
•Walter Scott & Partners Limited – Incorporation: Scotland